Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of VaxGen, Inc. of our report dated March 8, 2007 relating to the financial statements of Celltrion, Inc. as of December 31, 2005 and 2004, and for the years then ended, which appears in VaxGen, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005, and which was incorporated by reference in VaxGen, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ Samil PricewaterhouseCoopers
Samil PricewaterhouseCoopers
Seoul, Korea
December 21, 2007